UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2014

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 15, 2014, The Phoenix Companies, Inc. (the “Company”) entered into a letter agreement with Christopher M. Wilkos, Executive Vice President and Chief Investment Officer, relating to a one-time cash award of $175,000, to be payable concurrent with the Company becoming a current filer with the U.S. Securities and Exchange Commission (the “SEC”) with the filing of the Company’s 2014 Quarterly Report on Form 10-Q for the period ended September 30, 2014. The target payout date is estimated to be no later than December 12, 2014, the Company’s previously announced target date for becoming a current filer. This one-time award has been granted to Mr. Wilkos in recognition of his sustained performance and leadership as Chief Investment Officer and the resumption by Phoenix of its status as a current filer with the SEC. The award is subject to the Company’s Compensation Recovery Policy (clawback policy). In addition, the payment is subject to forfeiture by Mr. Wilkos under other circumstances as described in the letter agreement.

The description of the award set forth above is not complete and is qualified in its entirety by reference to the letter agreement between the Company and Mr. Wilkos, dated July 15, 2014, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits

The following exhibit is furnished herewith:

10.1           Letter Agreement between the Company and the Chief Investment Officer, dated July 15, 2014.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: July 18, 2014	By:	/s/ John T. Mulrain
		Name:	John T. Mulrain
		Title:	Executive Vice President, General Counsel and Secretary